UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2013

CNO Financial Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 31, 2013, management and the Audit and Enterprise Risk Committee (the "Committee") of CNO Financial Group, Inc. (the "Company") concluded that an inadvertent error involving a component of the calculation of accumulated other comprehensive income existed in our original Form 10-Q for the quarterly period ended September 30, 2012 that requires correction. The correction of this error, as described below, had no impact on net income, earnings per share or cash flows and will not impact the timing of our previously announced earnings release date for the fourth quarter of 2012. In addition, the correction had no impact on results, cash flows or capital measures calculated in accordance with statutory accounting principles.

Pursuant to generally accepted accounting principles, we are required to adjust certain balance sheet accounts to reflect the impact resulting from assuming that unrealized gains and losses on available for sale securities are realized and the proceeds are invested in securities earning current market yields. Such adjustments are commonly referred to as “shadow adjustments” and may include adjustments to: (i) deferred acquisition costs; (ii) the present value of future profits; (iii) loss recognition reserves; and (iv) income taxes. The net impact of these shadow adjustments is recognized in accumulated other comprehensive income. Amounts related to the shadow adjustments for certain long-term care products previously reported in our Form 10-Q for the quarterly period ended September 30, 2012, filed with the Securities and Exchange Commission on November 1, 2012, have been corrected. Shadow adjustments will vary from period to period and are primarily dependent upon the amount of unrealized gains or losses related to available for sale securities and the estimated gross profits of certain lines of business. The following summarizes the increase (decrease) to the principal items impacted by the corrections (dollars in millions):

	As reported in Form 10-Q	Corrections to shadow adjustments	As reported in Form 10-Q/A
Deferred acquisition costs	$580.7	$42.7	$623.4
Income tax assets	594.5	105.0	699.5
Change in total assets		$147.7

Liabilities for insurance products	$24,593.5	$334.4	$24,927.9
Accumulated other comprehensive income	1,421.1	(186.7)	1,234.4
Change to total liabilities and shareholders' equity		$147.7

Comprehensive income:
For the three months ended September 30, 2012	$425.3	$(186.7)	$238.6
For the nine months ended September 30, 2012	$759.3	$(186.7)	$572.6

Management and the Committee also concluded that certain previously issued financial statements included in our original Form 10-Q for the quarterly period ended September 30, 2012 should no longer be relied upon, as these statements do not include the corrections discussed above and the Company has filed an amendment to such Form 10-Q to reflect the corrections. Management and the Committee have discussed this matter with our independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNO Financial Group, Inc.

Date: February 1, 2013
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer

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